Exhibit 99.1

AT THE COMPANY
Denise Bernstein, Investor Relations
(800) 831-4826

CENTERLINE HOLDING COMPANY REPORTS
FIRST QUARTER 2012 FINANCIALRESULTS

New York, NY – May 21,  2012 – Centerline Holding Company (OTC:CLNH) (“Centerline” or the “Company”), the parent company of Centerline Capital Group, a provider of real estate financing and asset management services to the affordable and conventional multifamily housing industry, today announced financial results for the first quarter ended March 31, 2012.

The tables below present Centerline’s Condensed Consolidated Balance Sheets as of March 31, 2012 and December 31, 2011; and the Condensed Consolidated Statements of Operations for the three months ended March 31, 2012 and 2011. For more detailed financial information, including certain non-GAAP financial measures, please access the Financial Overview Presentation available in the “Investor Relations” section of the Company’s website at www.centerline.com.

About the Company

Centerline Capital Group, a subsidiary of Centerline Holding Company (OTC:CLNH), provides real estate financing and asset management services for affordable and conventional multifamily housing. The Company offers a range of both debt financing and equity investment products as well as asset management services to developers, owners, and investors.  Founded in 1972, Centerline is headquartered in New York, New York and has several offices throughout the United States.  For more information, please visit Centerline’s website at www.centerline.com or contact the Investor Relations Department at 1-800-831-4826.

CENTERLINE HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31,	December 31,
	2012	2011
	(Unaudited)

Assets:
Cash and cash equivalents	$93,584	$95,992
Restricted cash	16,658	16,185
Investments:
Available-for-sale	399,406	394,355
Equity method	4,625	8,794
Mortgage loans held for sale and other assets	84,046	190,192
Investments in and loans to affiliates, net	5,970	5,641
Intangible assets, net	8,634	8,784
Mortgage servicing rights, net	75,103	72,520
Deferred costs and other assets, net	75,341	75,791
Consolidated partnerships:
Equity method investments	2,889,695	3,079,803
Land, buildings and improvements, net	435,830	460,804
Other assets	268,043	264,437

Total assets	$4,356,935	$4,673,298

Liabilities:
Notes payable and other borrowings	$218,450	$322,849
Secured financing	615,982	618,163
Accounts payable, accrued expenses and other liabilities	179,402	187,230
Preferred shares of subsidiary (subject to mandatory repurchase)	55,000	55,000
Redeemable securities	6,000	-
Consolidated partnerships:
Notes payable	137,970	156,643
Due to tax credit property partnerships	122,435	132,246
Other liabilities	324,957	319,256

Total liabilities	1,660,196	1,791,387

Redeemable securities	-	6,000

Commitments and contingencies

Equity:
Centerline Holding Company total	213,682	210,751

Non-controlling interests	2,483,057	2,665,160

Total equity	2,696,739	2,875,911

Total liabilities and equity	$4,356,935	$4,673,298

CENTERLINE HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2012		2011
Revenues:
Interest income		$12,136	$7,827
Fee income		9,255	7,930
Gain on sale of mortgage loans		10,413	5,723
Other		1,070	971
Consolidated partnerships:
Interest income, net		(1,357)	245
Rental income		28,739	25,923
Other		195	90
Total revenues		60,451	48,709

Expenses:
General and administrative		27,302	23,578
Provision for (recovery of) losses		6,005	(2,789)
Interest		12,671	13,499
Interest – distributions to preferred shareholders of subsidiary		960	960
Depreciation and amortization		3,859	3,546
Consolidated partnerships:
Interest		5,072	4,661
Other expenses		60,411	45,833
Total expenses		116,280	89,288

Loss before other (loss) income		(55,829)	(40,579)

Other (loss) income:
Gain on settlement of liabilities		-	1,756
Other losses from consolidated partnerships		(153,364)	(61,441)

Loss from continuing operations before income tax provision		(209,193)	(100,264)
Income tax provision – continuing operations		(60)	(193)

Net loss from continuing operations		(209,253)	(100,457)

Discontinued operations
Net income from discontinued operations		-	253

Net loss		(209,253)	(100,204)

Net loss attributable to non-controlling interests		203,854	100,966

Net (loss) income attributable to Centerline Holding Company shareholders		$(5,399)	$762

Net (loss) income per share
Basic
(Loss) income from continuing operations		$(0.02)	$-	(1)
(Loss) income from discontinued operations	$	N/A	$-	(1)
Diluted
(Loss) income from continuing operations		$(0.02)	$-	(1)
(Loss) income from discontinued operations	$	N/A	$-	(1)

Weighted average shares outstanding
Basic		349,166	348,647
Diluted		349,166	349,268

(1)			Amount calculates to zero when rounded.

N/A - Not applicable

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Certain statements in this document may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  Other risks and uncertainties are detailed in Centerline Holding Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, and include, among others, business limitations caused by adverse changes in real estate and credit markets and general economic and business conditions; our potential inability to raise capital or access financing on acceptable terms, or at all, or to repay or restructure or our existing indebtedness; being required to redeem our outstanding redeemable securities; our ability to generate new income sources, raise capital for investment funds and maintain business relationships with providers and users of capital; our dependence on our advisor and the services of our executive officers and other employees; changes in our business policies; possible adverse effects from potential future issuances of securities or a reverse stock split;  significant voting power held by certain shareholders; potential liabilities to shareholders resulting from our operation as a Delaware statutory trust; our ability to remain exempt from the provisions of the Investment Company Act of 1940, as amended; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; competition with other companies; risk of loss under mortgage banking loss sharing agreements; and risks associated with providing credit intermediation.  Words such as “anticipates”, “expects”, “intends”, “plans, “believes” “seeks”, “estimates” and similar expressions are intended to identify forward-looking statements.  Such forward-looking statements speak only as of the date of this document.  Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.